UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 16, 2016

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Stock and Asset Purchase Agreement

On May 16, 2016, Terex Corporation (“Terex” or the “Company”) entered into a Stock and Asset Purchase Agreement (the “SAPA”) with Konecranes Plc, a Finnish public company limited by shares (“Konecranes”).  Pursuant to the SAPA, Terex is selling its Material Handling and Port Solutions business (“MHPS”) to Konecranes for total consideration of approximately $1.3 billion (the “Transaction”).  The consideration being paid is comprised of $820 million in cash and 19.6 million newly created Class B shares of Konecranes.  The purchase price is subject to post-closing adjustments based upon the level of net working capital and cash and debt in MHPS at the closing date. In addition, the number of shares to be issued may be adjusted depending on the performance of the MHPS business in 2016. Also, certain purchase price adjustments may occur based on possible outcomes related to antitrust divestitures.

The SAPA provides Terex with the ability to continue to pursue discussions with Zoomlion Heavy Industries Science & Technology Co., Ltd. (“Zoomlion”).  Terex has the right to terminate the SAPA on or before May 31, 2016 for a fee of $37 million if Terex and Zoomlion agree on a sale of Terex as a whole.

Upon completion of the Transaction, Terex will own approximately 25% of the outstanding shares of Konecranes and have the right to nominate two directors to the Koneranes Board.  The transaction, which is subject to customary regulatory approvals and the approval of the shareholders of Konecranes, is expected to close in January 2017.  If the Konecranes shareholder approval is not obtained, Konecranes will be required to compensate Terex for their transaction-related expenses up to $20 million.

As part of the transaction, Konecranes’ articles of association will be amended to create a new class of B shares and Terex and Konecranes will enter into a shareholder’s agreement ("SHA"). Pursuant to the SHA and changed articles of association, Terex will be entitled to nominate up to two members to the Board of Directors of Konecranes as long as Terex’s or its group companies' shareholding in Konecranes exceeds certain agreed thresholds. Terex's initial Board nominees will be David Sachs and Oren Shaffer as of closing of the transaction. Terex will also be subject to certain standstill obligations for a four-year period, as well as some limited obligations following the initial four-year period, and a non-compete obligation with respect to the MHPS business for a two-year period.  Terex will also have customary registration rights pursuant to a registration rights agreement to be entered into in connection with the closing of the transaction.

The foregoing summary is qualified in its entirety by reference to the SAPA, a copy of which is included as Exhibit 2.1 to this Form 8-K.

The representations, warranties and covenants of the parties contained in the SAPA have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the SAPA, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the SAPA, (iii) are subject to materiality qualifications contained in the SAPA which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the SAPA or such other date as is specified in the SAPA and (v) have been included in the SAPA for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the SAPA is included with this report only to provide investors with information regarding the terms of the SAPA, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the SAPA, which subsequent information may or may not be fully reflected in the parties' public disclosures.

Item 1.02.  Termination of a Material Definitive Agreement.

Business Combination Agreement and Plan of Merger

On May 16, 2016, as a result of entering into the SAPA, Terex and Konecranes terminated the Business Combination Agreement and Plan of Merger (the “BCA”) announced on August 11, 2015, with no penalties incurred by either party.

Pursuant to the BCA, Terex shareholders would have received 0.8000 of a Konecranes share for each existing Terex share and would have owned approximately 60% of the combined company.

Commitment Letter

On May 16, 2016, as a result of terminating the BCA, Terex and Konecranes terminated the commitment letter they entered into on August 10, 2015 with Credit Suisse Securities (USA) LLC (“CS Securities”) and Credit Suisse AG (“CS” and, together with CS and their respective affiliates, “Credit Suisse”) and the commitments thereunder by Credit Suisse, the other commitment parties and the lenders in respect of the senior secured credit facilities (the “Commitment Letter”).

As Terex and Konecranes terminated the BCA, the parties no longer needed the use of the funds that would have been supplied by the senior secured facilities pursuant to the Commitment Letter.

Certain lenders, or their affiliates, under the Commitment Letter are party to other agreements with the Company and its subsidiaries and provide commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

Item 7.01. Regulation FD Disclosure.

On May 16, 2016, Terex issued a press release announcing its entry into the SAPA and the termination of the BCA, as well as a presentation relating to the SAPA. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and a copy of the presentation is furnished as Exhibit 99.2 to this Form 8-K.

The information in Item 7.01 and in Exhibits 99.1 and 99.2 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
2.1

Stock and Asset Purchase Agreement, dated as of May 16, 2016 by and between Terex Corporation and  Konecranes Plc (including forms of Shareholders Agreement, Registration Rights Agreement and Amended Articles of Association of Konecranes)

99.1	Press release of Terex Corporation issued on May 16, 2016.
99.2	Presentation of Terex Corporation given on May 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19, 2016

TEREX CORPORATION

By:	/s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
2.1

Stock and Asset Purchase Agreement, dated as of May 16, 2016 by and between Terex Corporation and  Konecranes Plc (including forms of Shareholders Agreement, Registration Rights Agreement and Amended Articles of Association of Konecranes)

99.1	Press release of Terex Corporation issued on May 16, 2016.
99.2	Presentation of Terex Corporation given on May 16, 2016.